UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2023

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 4, 2023, Agenus Inc. (the “Company") was notified by the Nasdaq Stock Market's Listing Qualifications Department that the Company’s common stock's closing bid price had not met the $1.00 minimum bid price requirement for 31 consecutive business days, as required by Nasdaq Listing Rule 5550(a)(2). This situation, however, will not impact the listing of the Company's common stock on the Nasdaq Capital Market for a minimum of 180 days with the possibility of an extension of another 180 days.

The Company has been granted an initial automatic 180-day period, ending on June 3, 2024, to rectify this situation and achieve compliance with the minimum bid price requirement. During this period, the Company's common stock needs to maintain a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days for the Company to regain compliance.

In the event that compliance is not achieved by June 3, 2024, the Company could be eligible for an additional 180-day period to meet the requirement. Eligibility for this extension includes meeting the continued listing requirement of market value and all other initial listing standards for the Nasdaq Capital Market, except for the minimum bid price. The Company would also need to indicate its commitment to resolving this deficiency.

Should the Company not meet the minimum bid price requirement within the given periods and any granted extensions, Nasdaq will issue a delisting notice. However, the Company retains the right to request a review of this decision by a Nasdaq hearing panel and can further appeal any panel decision to the Nasdaq Listing and Hearing Review Council. There can be no assurance that, if the Company decides to appeal the delisting determination, such appeal would be successful.

In addressing the current noncompliance with the Nasdaq minimum bid price requirement, the Company remains confident in its ability to resolve this issue. This confidence is grounded in ongoing developments and initiatives that are aligned with the Company’s strategic goals and that the Company expects to enhance the Company's value and contribute to an appreciation of its stock price, thereby achieving compliance with the Nasdaq requirement. While a reverse stock split remains a consideration, it is not the primary focus at this stage. The Company cannot guarantee that it will be able to meet the Nasdaq listing requirements, but is dedicated to leveraging its business strengths and market opportunities to organically drive stock price growth and sustain its compliance with Nasdaq's listing standards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 8, 2023	By:	/s/ Garo H. Armen
Garo H. Armen, Chairman and CEO